UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HECATE EXPLORATION
(Exact name of registrant as specified in its charter)

Nevada	1000	27-3868559
(State or other jurisdiction of	Primary Standard Industrial	IRS Employer
Incorporation	Classification Code Number	Identification Number
or organization)

Aspen Asset Management Services, LLC
7582 Las Vegas Blvd South,	6623 Las Vegas Blvd. South, Suite 255
Las Vegas, NV 89123	Las Vegas, NV 89119
(702) 516-7156	(702) 629-1883
(Address and telephone number of principal executive	(Name, address and telephone number of agent for
offices)	service)

Copies to:
David McNay -President
7582 Las Vegas Blvd. South
Las Vegas, NV 89123

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and
“smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐		Accelerated Filer ☐
Non-accelerated Filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

	Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	Common	9,000,000	$0.01	90,000	$10.45

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, Dated June 6, 2011

HECATE EXPLORATION
9,000,000 SHARES OF COMMON STOCK

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange. The 9,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying shares of our common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June 6, 2011

Table of Contents

		PAGE
Summary		5
Risk Factors		6
-	Our auditor has expressed substantial doubt as to our ability to continue as a going concern	6
-	Because the probability of an individual prospect having additional reserves is remote, any funds spent on exploration may be lost	6
-	Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure	6
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
-	If we become subject to burdensome Government regulation or other legal uncertainties, our business will be negatively affected	7
-	Because our Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	7
	Our officers and directors each reside outside the United States, which may make it difficult or impossible for the Company or its shareholders to seek legal recovery from either of them in the United States courts	7
	None of the Company’s directors or officers have any mining experience, which may make it difficult or impossible for them to effectively manage the Company and its business.	7
-	If we do not obtain additional financing, our business will fail	8
-	Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.	8
-	If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	8
-	Because there is no public trading market for our common stock, you may not be able to resell your shares	8
	Because our stock is considered a penny stock, you may not be able to sell your shares.	9
Use of Proceeds		9
Determination of Offering Price		9
Dilution		9
Selling Security Holders		9
Plan of Distribution		11
Description of Securities		11
Interest of Named Experts and Counsel		12
Description of Business		12
Description of Property – Copper Lake Claim		13
Description of Property - Other		28
Legal Proceedings		28
Market for Equity and Related Stockholder Matters		28
Financial Statements		30
Management Discussion and Analysis and Plan of Operation		31
Changes in and Disagreements with Accountants		32
Executive Compensation and Management		35
Security Ownership of Certain Beneficial Owners and Management		35
Certain Relationships and Related Transactions		36
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		36
Information not Required in Prospectus		37

ITEM 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

About our Company

     We are a mining exploration and development company. We have an option to acquire a 100% interest in a group of  mineral claims known as the Copper  Lake Property near Babine Lake, Topely Landing in the Omineca Mining Distrct of British Columbia, Canada. We intend to conduct exploration work on the property in order to ascertain whether it possesses  economic quantities of copper. We are a company without revenues or operations and have minimal assets and have incurred losses since Inception.

     Our principal executive office is located at 7582 Las Vegas Blvd. South, Las Vegas, NV 89123. Our telephone number  is (702) 516-7156 and our registered agent for service of process is Aspen Asset Management Services, LLC,  located at 6623 Las Vegas Blvd South, Suite 255,   Las Vegas, Nevada 89119. Our fiscal year end is December 31.

Terms of the offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	9,000,000 shares of common stock,
Offering price per share	$ 0.01
Net proceeds to us	None
Number of shares outstanding before the offering	19,000,000
Number of shares outstanding after the offering if all of the shares are sold	19,000,000

Summary financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of _December 31, 2010_
(Audited)
Balance Sheet
Total Assets	$93,877
Total Liabilities	$985
Stockholders Equity	$92,892

Period from
March 1, 2010
(date of Inception)
to December 31, 2010
(Audited)
Income Statement
Revenue	$--
Total Expenses	$1,000
Net Loss	$1,000

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Hecate Exploration

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since Inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

Because the probability of an individual prospect having economical reserves is remote, any funds spent on exploration may be lost.

The probability of an individual mineral property having additional reserves is remote. In all probability, our Copper Lake Property does not contain any economical reserves. As such, any funds spent on exploration may be lost, which would result in a loss of your investment.

Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure.

We have not yet begun the initial stages of exploration of our Copper Lake Property, and thus have no way to evaluate the likelihood that our business will be successful. We were Incorporated on March 1, 2010 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Copper Lake Property and the production of minerals from the property, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our net loss from inception to December 31, 2010 is $1,000. The loss was a result of the payment of  general and administrative expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to find mineralized material
*	our ability to extract the mineralized material
*	our ability to generate revenues from the sale of mineralized material

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure against or which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under the British Columbia mining laws and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the legislation may require us to undertake an environmental review process.

In addition, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.condition and operating results may be harmed.

Because our Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our President, Mr. David McNay, and our Secretary/ Treasurer, Mr. Andrew Charles McAlpine devote approximately 10% of  their time to our affairs. While Mr. McNay, and Mr. McAlpine presently possess adequate time to attend to our interests, it is possible that the demands on Mr. McNay and Mr. McAlpine from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

Our officers and directors each reside outside the United States, which may make it difficult or impossible for the Company or its shareholders to seek legal recovery from either of them in the United States courts.

Our President, CEO and Director, Mr. David McNay, and our Secretary, Treasurer and Director, Mr. Andrew Charles McAlpine, are both residents of the Cayman Islands.  Their lack of United States domicile may make it difficult or impossible for the Company or its shareholders to effectively obtain legal redress for actions taken by the Company’s Directors or Management.

None of the Company’s directors or officers have any mining experience, which may make it difficult or impossible for them to effectively manage the Company and its business.

Neither David McNay, our President, CEO and Director, nor Andrew Charles McAlpine, our Secretary, Treasurer and Director, have any previous mineral exploration or mining experience.  This presents the risk that our directors and officers may not effectively manage our company or its business.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the potential exploration of the optioned mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of  December 31, 2011, we had cash in the amount of $985. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Copper Lake Property. We will require additional financing in order to complete the entire recommended exploration program, and pay our administrative costs for the year. We will also require additional financing if the costs of the exploration of the Copper Lake Property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Copper Lake Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Risks associated with this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 9,000,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 47.4% of the common shares outstanding as of the date of this prospectus.

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the OTC Bulletin Board. There are no assurances that we will be successful in listing our shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares. We intend to engage a market maker to apply to have our common stock listed on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Securities Exchange Commission or applicable regulatory authority. In order to be eligible to be listed on the OTCBB and to maintain such eligibility, we would be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and we would have to remain current in meeting our periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the “pink sheets.” As a result, an investor may find it more difficult to dispose of the securities offered hereby.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Item 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

Item 5. DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of Directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Item 6. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. SELLING SECURITY HOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Raymond Bar nes	25,000	0.01%	25,000	0%
Sandra Beckford	25,000	0.01%	25,000	0%
Darren Campbell	600,000	3.2%	600,000	0%
Richard Campbell	25,000	0.01%	25,000	0%
Capital Venture Group	500,000	2.6%	50,000	0%
Danelee Che	25,000	0.01%	25,000	0%
Neil Clements	25,000	0.01%	25,000	0%
Tim Collins	900,000	4.7%	900,000	0%
Steven Derksen	25,000	0.01%	25,000	0%
Eurasian Enterprises	25,000	0.01%	25,000	0%
Christopher Gourzong	25,000	0.01%	25,000	0%
Mark Hogan	100,000	0.5%	100,000	0%
Gary B. Hughes	850,000	4.5%	850,000	0%
Suzanne Jakeman	850,000	4.5%	850,000	0%
Hugh Keating	25,000	0.01%	25,000	0%
Chad Leslie	25,000	0.01%	25,000	0%
Ben Marler	825,000	4.3%	825,000	0%
Neville Morgan	25,000	0.01%	25,000	0%
Clifford Mothen	25,000	0.01%	25,000	0%
Alvin Nixon	25,000	0.01%	25,000	0%
Charles Edward Pars	25,000	0.01%	25,000	0%
Josh Parsons	25,000	0.01%	25,000	0%
RH Russell	25,000	0.01%	25,000	0%
Silverstone Capital	400,000	2.1%	400,000	0%
Snow Mass Trust	800,000	4.2%	800,000	0%
Elaine Tapp	450,000	2.4%	450,000	0%
James William Tapp	450,000	2.4%	450,000	0%
Western Homesavers	800,000	4.2%	800,000	0%
Albert Whittaker	25,000	0.01%	25,000	0%
Rupert Whittaker	25,000	0.01%	25,000	0%
Mitt Whitworth	100,000	0.5%	100,000	0%
Colin Wilson	900,000	4.7%	900,000	0%
Jamie Wilson	25,000	0.01%	25,000	0%
Total	9,000,000		9,000,000

To our knowledge, none of the selling shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time within the past three years; or

- has ever been one of our officers or Directors or an officer or Director of our predecessors or affiliates

- are broker-dealers or affiliated with broker-dealers.

Item 8. PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The fixed price of $0.01 has been determined based upon the original purchase price paid by the selling shareholders of $0.01. Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to apply to list our common stock on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, after a market has developed, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, Including legal and accounting fees, and such expenses are estimated to be approximately $22,570.84.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of  75,000,000 shares of common stock, par value $0.001 per share. Currently we have 19,000,000 shares issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We have no preferred shares authorized.

Cash dividends

 As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or prIncipal underwriter, voting trustee, Director, officer, or employee.

The financial statements Included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC,  CPAs by to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on March 1, 2010.

We intend to conduct exploration activities on the Copper Lake Property located in British Columbia, Canada.

We maintain our statutory registered agent's office at Aspen Asset Management Services, LLC Inc. at 6623 Las Vegas Blvd S, Suite 255, Las Vegas, Nevada 89119. Our business office is located at 7582 Las Vegas Blvd South, Las Vegas, NV 89123. Our telephone number is 702-516-7156.

We are an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in a group of mining claims collectively known as the Copper Lake Property. We have not yet commenced exploration. There is no assurance that commercially viable mineral deposits exist on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to the completion of a survey of the mineral claims comprising the Copper Lake Property in order to ensure that the mineralization that we intend to exploit is within the claims boundaries.

Our plan of operation is to conduct exploration work on the Copper Lake Property in order to ascertain whether it possesses  economic quantities of copper. There can be no assurance that economic mineral deposits or reserves, exist on the Copper Lake Property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Copper Lake Property and we are successful in identifying a mineral deposit, we may have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our Directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Copper Lake Property

On May 18, 2010, we entered into an  agreement with Barry J. Price whereby he agreed to grant us an option to acquire a 100% undivided  right, title and interest, subject to a 2% Net Smelter Royalty,  in a group of  mineral claims, known as the Copper Lake Property, located in the Omineca Mining Division of British Columbia, Canada.

The Copper Lake Property consists of  two mineral claims with a total area of  approx 2300 acres (931 hectares) and is located near Topley Landing,  British Columbia, Canada, about 6 kilometers west of the town site of Granisle and about 12 kilometers southwest of the Granisle Mine itself.  Granisle is about 80 kilometers (2 hours) by road from Smithers, British Columbia.

Tenure Number	Claim Name	Owner*	Map	Issue Date	Expiry Date	Area (ha)
775882	COPPER LAKE 1	121855 (100%)	093L	2010/may/18	2011/may/18	465.6774
779202	COPPER LAKE 2	121855 (100%)	093L	2010/may/25	2011/may/25	465.7196
	2 CLAIMS					931.397

LOCATION MAP OF NORTHERN BC AND BABINE LAKE

GOOGLE EARTH IMAGE OF PROPERTY AREA

Apr 14, 2009 6 pm
GRANISLE COPPER MINE
N
GRANISLE
COPPER LAKE PROPERTY
FULTON
LAKE
TOPLEY LANDING
FULTON LAKE
BABINE LAKE
Image © 2010 Province of British Columbia
© 2010 Google
Image © 2010 TerraMetrics
7.85 km
©2009
Imagery Date: Mar 5, 2003
9 U 676386.46 m E 6083117.26 m N elev 928 m

CLAIM MAP

591154
591153
591151
591149
666167
666166
704708
669223
704709
704746
N
409653
BEAR ISLAND CONSERVANCY
GRANISLE COPPER
704747
93L.100
93L.098
93L.099
704753
647143
240207
GOLDCORP CLAIM
GRANISLE VILLAGE
647124
1041
1081
409656
LONG ISLAND CONSERVANCY
93L.088
93L.089
93L.090
COPPER LAKE PROPERTY
Babine Lake
Copper Lake 1
Logging Roads from Smithers
Copper Lake 2
775882
779202
327818
COPPER SHOWINGS
Scale Bar approx 2500 meters
Fulton Lake
Map center: 54° 52' 54" N, 126° 18' 17" W

The Copper Lake Property is owned 100% by  121855 BC LTD, (Barry J. Price), who holds record ownership of the mining claim as a Canadian registered free miner.  Under the British Columbia Mineral Tenure Act, mining claims may only be transferred to “Free Miners,” who must be Canadian citizens.   In the event that the Company decides to exercise its option to acquire the Copper Creek Property, it will also need to form a Canadian subsidiary and have that subsidiary obtain a free miner’s certificate.  The current cost of a corporate free miner’s certificate is $510.

Pursuant to the British Columbia Mineral Tenure Act, the claim must be renewed on an annual basis, which requires a filing with British Columbia Mineral Title Online and the performance of assessment work (or payment in lieu thereof) for lode claims of $4.08 per hectare in the first three anniversary years and $8.16 per hectare thereafter and $10.20 per hectare for placer claims.  In the event that payment is made in lieu of the performance of assessment work, a submission fee of $0.41 per hectare is also due.  If the annual renewal submission and payment is not made by midnight on the expiry date, the claim may be located by another Free Miner on or after 10am the following morning.

The Terms of the Option are:

The Optionee shall pay to the Optionor the aggregate sum of Three Thousand Dollars ($3,000) which sum includes the Deposit and has been paid on the signing of this agreement, and complete minimum Expenditures on the Property of at least Three Thousand Dollars ($3,000) by May 18, 2011.

If  Hecate  has met the terms above in accordance with this agreement, Hecate  shall be deemed to have exercised the option and will have acquired an undivided 100% interest in and to the property subject to the royaly interest.

Hecate may elect to purchase from Price at any time, half the NSR Royalty (being one percent 1%), upon  the payment to Price of One Million Dollars ($1,000,000).

HISTORY

In the 1960’s porphyry copper exploration in the Smithers area led to the discovery of the Bell Copper Mine, developed by Noranda Inc. and the Granisle copper mine near Topley Landing, developed by Granby Mining Ltd.  Intense exploration of the area followed the discoveries, and interest remains high in the area long after both mines were depleted.  However, significant resources remain at both mines below the existing pits.

During the exploration of the area, several junior mining companies completed exploration on several small properties including the subject claims.

Only limited exploration is known for the subject property mainly that done by Gerry Noel for El Paso Mining in 1970, after claims were staked in 1967, also by El Paso.  Minor additional work was done later in the area by Rip Van Mining Co., a junior company.

GENERAL GEOLOGY

The Babine Lake area is underlain by sedimentary and volcanic rocks of the Hazelton group of Triassic - Jurassic age. These rocks include andesite, latite and rhyolite flows and related tuffs and breccias.

On the east side of Babine Lake, at the Granisle Copper mine and on Newman Peninsula, the Hazelton rocks are intruded by small granitic plugs with associated copper mineralization.

The only outcrops seen on the property occur along the south edge of the small lake and include quartz latite porphyry, amygdaloidal andesite and tuff-agglomerate. All of these rocks are considered members of· the Hazelton volcanic group. A few specks of bornite, chalcocite and malachite were seen in the amygdaloidal andesite.

In the area are a variety of small to large mineral deposits, including vein gold-silver deposits, porphyry copper-molybdenum-gold-silver deposits, volcanics red-bed hosted copper silver deposits and coal deposits.

The area is host to two major copper gold porphyry deposits, Bell Copper and Granisle, with past production and three unmined mineral deposits, Morrison, Hearne Hill and Big Onion.

GENERAL GEOLOGY

GRANISLE
CU
N
589565
591150
666168
704708
591154
591153
591151
591149
666167
666166
669223
704709
704746
704747
MINE
HAZELTON VOLCS
Babine
Porphyry
647143
240207
704753
GOLDCORP
SAT
Granisle
Takla Volcs
Takla
seds
CART
COPPER LAKE
CLAIMS
Eocene Volcs
O
775882
BADGE
Triassic
porphyry
BABINE LAKE
FULTON LAKE
SCALE BAR
APPROX 2500 M
(8000 FT)
ALP
CALCITE
DONNA
Topley Landing

MINERAL DEPOSITS IN THE BABINE LAKE AREA

BABINE LAKE PORPHYRY BELT
126°W
55°N
HORETZKY
MORRISON
FAULT
TRAIL PEAK
FRENCH PEAK
NAK
DOROTHY
CACHE CREEK TERRANE
WOLF
MORRISON
HEARNE
OLD FORT
FIREWEED
BELL
RED
BIG ONION
GRANISLE
COPPER LAKE CLAIMS
SAT
YORKE HARDY MO
MAC
SMITHERS
TACHEK CK
LENNAC
BABINE LAKE
ARCH
SKEENA
PORPHYRY DEPOSITS
Tertiary (Babine)
Late Cretaceous (Bulkley)
Jurassic (Topley, Francois Lk)
Other Deposit Types
Late Jurassic - Mid Cretaceous Clastic Sedimentary Rocks
0
50
Kilometres

MINERAL SHOWINGS

The Copper Lake property is host to two separate copper showings that have been explored in the past:

1.	The “O” showings of disseminated copper in volcanic rocks
2.	The “Badge” showing, also of disseminated copper

Other showings are held under claim by other companies and individuals in the area.

The Badge showing

The property is located on the north side of Fulton Lake, 7.5 miles west of Topley Landing.
The Badge 1-14 claims were held in 1969 by The Granby Mining Company Limited. Soil geochemical and magnetometer surveys were carried out over the entire property. In 1970 the property was reduced to the Badge 5-12 claims. Diamond drilling was done in 2 holes totaling 749 feet on Badge 5 and 9 claims.  The results of drilling were not published and are unknown.  It is possible the core may remain on the property.  There are no Assessment reports available.

The O Showing (Copper Lake)

Also called  Hal and Pas, The claims are underlain by Triassic Takla Group volcanics comprised mainly of augite porphyry flows, breccia and tuff with occurrences of dark grey shale and minor conglomerate.  The porphyry flows and tuff host minor occurrences of bornite, chalcocite and malachite. Chalcopyrite occurs in fine epidote filled fractures in the volcanic flows.   One main assessment report cover the work done, but the property is mentioned briefly in other reports.

GEOCHEMISTRY

1967-68 Geochemical Surveys

Brief soil sampling surveys were conducted by El Paso Mining in 1967, which results are not public, but the survey lines are shown on the 1970 map.  The 1967 survey may have outlined the initial anomaly and a small copper anomaly was found north of the 2 lakes in 1968.

1970 Geochemical Survey

A geochemical soil survey was conducted over the seven "O" Claims held by El Paso Mining and Milling Company from April 29 to May 15, 1970.  The claims are underlain by volcanics and pyroclastics of the Hazelton group of Triassic - Jurassic age. One main copper anomaly was outlined.

Copper

The arithmetic mean of all the copper analyses is 39 ppm. From the statistical  frequency curve for copper the norm or background value is about 25 ppm. The possibly anomalous "copper" range is taken as two to four times background, or 50 to 100 ppm. "Probably anomalous" values range from four to eight times background, or 100 to 200 ppm.  "Definitely anomalous" values are shown as those above 200 ppm copper.  The area of "possibly anomalous" copper values in the soil is approximately  2000 feet by 500 feet on the south shore of the small lake.

COPPER LAKE GEOCHEMICAL LINES 1970

NORTH	EAST	COPPER PPM
Strong Anomaly
3800	6200	600
3600	6200	424
3800	5600	424
3600	6400	400
3600	6700	341
3800	6000	300
3800	6300	242
3800	5700	236
Moderate anomaly
3600	5300	189
3600	6300	183
3800	5500	160
3600	5900	150
3600	5700	147
3800	5400	122
3800	6400	120
3600	4900	107
3600	6500	104
3800	5800	100
Background
3800	5000	80
3800	5900	70
3800	6100	69
3600	6000	67
3600	5200	64
3800	4900	62
3600	5000	60
3600	6600	57
3600	6100	52
3600	5800	50
3800	5200	48
3600	5400	46
3600	5600	46
3600	5500	43
3600	5100	30
3800	5300	30
3800	5100	26
3600	4800	24
Mean		146
Geometric Mean		100

SKETCH OF COPPER GEOCHEM ANOMALIES IN 1968 AND MAGNETIC ANOMALIES

COPPER ANOMALY
MAX VALUE 2000 PPM
1968 Claim outline
N
W
E
S
O-1
O-3
O-5
O-7
O-9
O-11
O-13
O-15
O-17
O-19
LOCATION LINE
LIMESTONE
O-2
O-4
O-8
O-10
O-12
O-14
O-16
O-18
O-20
BRECCIA
TUFFS
BRECCIA
AIRBORNE MAGNETIC ANOMALY
O-23
O-25
O-27
O-29
O-31
O-33
O-35
O-37
O-39
LOCATION LINE
O-22
O-24
O-26
O-28
O-30
O-32
O-34
O-36
O-38
O-40
Scale Bar = 500 m
"Ö" CLAIMS
1968 GEOCHEMICAL SURVEY
Copper values in ppm in soil.

1970 COPPER ANOMALY IN SOIL SAMPLES

N
50 N
CREEK
1967 GEOCHEMICAL SURVEY LINE
'O' No. 6
CAMP
'O' No. 8
LAKE
EL 2850'
Copper anomaly greater than 50, 100 and 200 ppm
40 N
OPEN SWAMP & MEADOW
CREEK
1967 GEOCHEMICAL SURVEY LINE
LAKE
30 N
'O' No. 25
'O' No. 27
40 E
50 E
60 E
SCALE BAR = 500 FT
1970 COPPER ANOMALY

SOIL GEOCHEMICAL PROFILES IN PPM COPPER

REGIONAL MAGNETIC SURVEY AND COPPER LAKE CLAIMS

589565
591150
666168
591149
666167
666166
591153
591151
N
W
E
S
704708
669223
704709
GRANISLE
NEWMAN
704746
704747
704753
MINE
647143
240207
SAT
Granisle
CART
LOW
COPPER LAKE 1 CLAIM
775882
BADGE
MAGNETIC HIGH
FULTON LAKE
ALP
CALCITE
BABINE LAKE
Scale Bar approx 2500 m
DONNA
Topley Landing

DISCUSSION

The claims lie within a generally covered area with little outcrop.  Two past productive copper –gold porphyries were mined by Noranda Inc. and Granby Mining, and are indicative of the potential for other porphyry copper deposits in the same area.  At both the O (Copper Lake) and Badge showings, disseminations of copper occur in volcanics.  At the Copper Lake showing, geochemistry has provided a target for further exploration.  Little is known at this stage about the Badge copper showing.

Supplies

Supplies and manpower are readily available for exploration of the property.

Other

Other than our interest in the Copper Lake Property, we own no business or other property.

Proposed Budget

Approximate costs for the recommended two phase program are as follows.  Amounts payable in Canadian Dollars have been translated to United States Dollars at an exchange rate of USD$1.02 = CAD$1.00:

Phase One:

Prospecting, Mapping and Sampling	$8,160.00

Phase Two:

Magnetometer and IP Surveys, Geological and Geophysical Reports	$30,600.00

Total Estimated Cost	$38,760.00

Compliance with Government Regulation

The laws of British Columbia govern work on the claim. Title to mineral claims are issued and administered by the Land Title Office and any work on the property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the claim for mining proposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, that is there are many, many mineral prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find copper on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the mining market.

Location, Access, Utilities and Infrastructure

There is no road access to the claims but logging access roads lead to within a kilometer of the property. Other than this normal occurance in exploring mining properties, we do not expect any major challenges in accessing the property during the initial exploration stages.  Electric and water service is presently available in Granisle and nearby subdivisions.  However, these utilities are not presently available to the Company’s property line.  The Company’s initial need for power will be met by diesel generator and water will be hauled by truck from Granisle.   Depending on the cost to interconnect with the water company, the Company may decide to attempt to drill its own wells on the property.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that result in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs. The time required to obtain a work permit is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the summary report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1and 2 because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1 or 2 exploration programs on our Copper Lake Property.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees; Identification of Certain Significant Employees

We are a development stage company and we intend to use the services of  outside contractors and consultants for exploration work on our property. At present, we have no paid employees.

DESCRIPTION OF PROPERTY

Our offices are currently located at 7582 Las Vegas Blvd South, Las Vegas, NV 89123. Our telephone number is 702-516-7156.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had  37 shareholders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will also be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov .

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Public Accountants.

Our audited financial statements from Inception (March 1, 2010) to December 31, 2010, immediately follow, which consist of the following:

HECATE EXPLORATION
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF December 31, 2010

PAGE	F-3	STATEMENT OF OPERATIONS FOR THE YEAR ENDED December 31, 2010, FOR THE PERIOD FROM March 1, 2010 (INCEPTION) TO December 31, 2010.

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM March 1, 2010 (INCEPTION) to December 31, 2010..

PAGE	F-5	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED December 31, 2010 and FOR THE PERIOD FROM March 1 2010 (INCEPTION) TO December 31, 2010.

PAGES	F-6 to F-9	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Hecate Exploration,

We have audited the accompanying balance sheets of Hecate Exploration, (A Exploration Stage Company) as of December, 2010 and the related statements of operations, stockholders’ equity, and cash flows from inception (March 01, 2010) to December 31, 2010. Hecate Exploration, management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hecate Exploration. (A Exploration Stage Company) as of December 31, 2010 , and the results of its operations and its cash flows from inception (March 01, 2010) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
May 11, 2011

Hecate Exploration
(An Exploration Stage Company)
Balance Sheet

December 31, 2010
(Audited)
Assets

Current assets
Cash	$985
Deferred offering costs	90,000
Deposits	2,892
Total current assets	93,877

Total assets	$93,877

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued liabilities	$985
Total current liabilities	985

Total liabilities	985

Stockholders' equity
Common stock; $0.001 par value; 75,000,000 shares
authorized, 19,000,000 shares issued and outstanding	19,000
Additional paid-in capital	81,000
Subscriptions receivable	(6,108)
Accumulated deficit during the development stage	(1,000)
Total stockholders' equity	92,892

Total liabilities and stockholders' equity	$93,877

The accompanying notes are an integral part of these financial statements.

Hecate Exploration
(An Exploration Stage Company)
Statement of Operations

For the Period from Inception
(March 1, 2010) to
December 31, 2010
(Audited)
Expenses
General and administrative	$1,000
Total expenses	1,000

Net loss	$(1,000)

Net loss per common share - basic	$(0.00)

Weighted average common
shares outstanding - basic	4,711,475

The accompanying notes are an integral part of these financial statements.

Hecate Exploration
(An Exploration Stage Company)
Statement of Stockholders' Equity
From Inception (March 1, 2010) to December 31, 2010
(Audited)

				Stock		Total
	Common Stock		Additional	Subscription	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Receivable	Deficit	Equity
Balance, March 1, 2010 (Inception)	-	$-	$-	$-	$-	$-

Issuance of stock to founders for cash
$0.001 per share	10,000,000	10,000	-	(6,108)	-	3,892

Issuance of stock pursuant to private placement
$0.01 per share	9,000,000	9,000	81,000	-	-	90,000

Net loss for the year ended December 31, 2010	-	-	-	-	(1,000)	(1,000)

Balance, December 31, 2010	19,000,000	$19,000	$81,000	$(6,108)	$(1,000)	$92,892

The accompanying notes are an integral part of these financial statements.

Hecate Exploration
(An Exploration Stage Company)
Statement of Cash Flows

For the Period from Inception
(March 1, 2010) to
December 31, 2010
(Audited)
Cash flows from operating activities:
Net loss	$(1,000)
Changes in operating assets and liabilities:
Deferred offering costs	(90,000)
Accounts payable and accrued liabilities	985
Net cash used by operating activities	(90,015)

Cash flows from investing activities:
Deposits	(2,892)
Net cash used by investing activities	(2,892)

Cash flows from financing activities:
Proceeds from sale of common stock	93,892
Net cash provided by financing activities	93,892

Net change in cash	985

Cash, beginning of period	-

Cash, end of period	$985

Supplemental disclosure of cash flow information:
Interest paid	$-
Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Hecate Exploration
(An Exploration Stage Company)
Notes to Financial Statements
(Audited)

1.           DESCRIPTION OF BUSINESS

Hecate Exploration (the “Company”) was incorporated in the state of Nevada on March 1, 2010.  The Company has exercised an exclusive option becoming the beneficial owner of an undivided 100% interest in a group of mineral claims known as the Copper Lake Claims in the Omineca Mining District of British Columbia, Canada. The Company intends to conduct mineral exploration on the optioned mining claims in an effort to find economically developable deposits of precious metals.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting - The basis is United States generally accepted accounting principles.

Year-End - The Company has selected December 31 as its year-end.

Exploration Stage Company - The Company’s financial statements are presented as a company in the exploration stage of business.  Activities during the exploration stage primarily include implementation of the business plan and obtaining debt and/or equity related financing. The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered an exploration stage company.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents consist primarily of cash on deposit, certificates of deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

Prepaid Expenses - The Company prepaid its legal fees with regards to the preparation and filing of its Registration Statement on Form S-1.

Revenue Recognition Policy - We recognize revenue when all of the following conditions are satisfied:  (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

The Company did not realize any revenues from inception on March 1, 2010 till December 31, 2010.

Dividends - The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes - The Company accounts for its income taxes in accordance with FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.

Fair Value of Financial Instruments - FASB ASC 825, “Disclosure About Fair Value of Financial Instruments,” requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments.  As of December 31, 2010 the carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature of such financial instruments.

Earnings (Loss) per Share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities.  Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stock during the applicable period.  Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period.  Common stock equivalent shares are excluded from the computation if their effect is antidilutive.  For the period ended December 31, 2010, the Company had no common stock equivalent shares which were considered antidilutive and excluded from the earnings (loss) per share calculations.

Concentration of Credit Risk for Cash Held at Banks - The Company maintains cash balances at an institution that is insured by the Federal Deposit Insurance Corporation up to $250,000.

Concentration of Risk - The Company’s operations and future are dependent in a large part on its ability to develop its business model in a competitive market.  The Company’s inability to meet its business plan and target customer demand may have a material adverse effect on its financial condition, results of operations and cash flows.

New Accounting Pronouncements - In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, “Improving Disclosures about Fair Value Measurements.” This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the Company's financial position, results of operations or cash flows of the Company.

The Company has evaluated the recent accounting pronouncements through ASU 2011-01 and believes that none of them will have a material effect on the company’s financial statements.

3.           GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $1,000 from March 1, 2010 (inception) to December 31, 2010.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $1,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

4.           DEFERRED OFFERING COSTS

Deferred offering costs consisting of legal, consulting and filing fees relating to an offering have been capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed.

5.           INCOME TAX

At December 31, 2010, the Company had a federal operating loss carry forward of $1,000, which begins to expire in 2030. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized.  At that time, the allowance will either be increased or reduced.  Reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2010 are as follows:

December 31, 2010
Deferred tax asset:
Net operating loss	$1,000
Income tax rate	35%
Deferred tax asset	350
Less valuation allowance	(350)
Net deferred tax asset	$-

As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of its deferred tax assets, a valuation allowance equal to the deferred tax assets was recorded at the Company’s year-end financial reporting dates.

6.           STOCKHOLDERS’ EQUITY

In October 2010, the Company sold 10,000,000 shares of its $0.001 par value common stock to its founders at $0.001 per share.  The gross proceeds from the sale were $10,000 of which $6,108 has been recorded to subscriptions receivable.

In October 2010, the Company sold 9,000,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $90,000.

The Company is using the proceeds from the sale of its common stock to cover offering expenses and for general working capital purposes.

7.           AGREEMENTS

On February 6, 2010, the Company entered into a representation agreement with a management company to become a publicly traded company on the OTCBB exchange.  As of September 17, 2010, the Company paid the $90,000 total service agreement in full and recorded the payment to deferred offering costs.

On May 18, 2010, the Company exercised an exclusive option becoming the beneficial owner of an undivided 100% interest in a group of mineral claims known as the Copper Lake Claims in the Omineca Mining District of British Columbia, Canada.  A deposit in the amount of $2,892 ($3,000 CAD) was paid upon the execution of the agreement.  An additional $3,000 CAD is due on or before May 18, 2011.

Upon commencement of commercial production, the Company is subject to a 2% royalty on all revenues received from the sale of ores and minerals extracted from the property.  The Company may abandon, at its sole discretion and at any time, all or any portion of the mineral claims by providing 30 days written notice of termination to the optionor.

8.           COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims.  Such matters can be subject to many uncertainties, and outcomes are not predictable with assurance.  The Company is not aware of the existence of any such matters at December 31, 2010, and has not provided for any such contingencies, accordingly.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus Includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.    Amounts payable in Canadian Dollars have been converted into United States Dollars at the exchange rate of $USD$1.02 = CAD$1.00.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations.

12 month Plan

Our plan of operation for the next 12 months will be to complete the proposed  two Phases of the exploration work program on the Copper Lake mineral property consisting of 1, Prospecting, Mapping and Sampling.  2, Magnetometer and IP Surveys and Geological and Geophysical Reports. We anticipate that the total cost of these exploration programs will be approximately $ 30,600.

We plan  to commence Phase 1 of the proposed exploration program on the Copper Lake Property in 3rd quarter of 2011. This initial exploration program consists of Prospecting, Mapping and Sampling. This initial Phase 1 program is anticipated to be completed at a cost of approximately $ 8,160.

We will then review results and information from the completed phase 1 of the exploration work program on the Copper Lake and, based on positive results and recommendations, we plan to commence Phase two of the proposed exploration program consisting of Magnetometer and IP Surveys and Geological and Geophysical Reports. The Phase two  program is anticipated to be completed at a cost of approximately $ 30,600.

After Phase II is completed, we will review findings on the Copper Lake property and will proceed with additional exploration work program that may be recommended by our professional Geologist or Engineer.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for the recommended two phase exploration program.

We will require additional funding in order to cover administrative expenses and to proceed with phase one and two and any additional exploration programs that may be recommended as a result of findings of the initial two phases of the exploration work on the Copper Lake property.

Specifically, over the next 12 months, the Company anticipates the following $84,390 of expenses:

Exploration plan		$38,760
Payment / work under Option Agreement		3,060
Expenses of Offering		22,570
General & Administrative		20,000
	TOTAL	$84,390

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from Director loans. We do not have any arrangements in place for any future equity financing or loans.

There are no agreements for loans and contribution with any of the Directors and officers.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

Since Inception, we have issued 19,000,000  shares of our common stock and received $93,892 in proceeds from these sales.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

As of December 31, 2010 our total assets were $ 93,877 and our total liabilities were $985

Results of Operations from Inception (March 1, 2010) to December 31, 2010

We did not earn any revenues from our incorporation on March 1, 2010 to December 31, 2010.  We have not yet  commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on our mineral property.

We incurred operating expenses in the amount of  $1,000 for the period from our Inception on March 1, 2010 to December 31, 2010. These operating expenses were comprised of general and administrative fees .

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

MANAGEMENT

Officers and Directors

The name, address, age and position of our present officers and Directors as of  April 1, 2011 are set forth below:

Name and Address	Age	Position
David McNay _Suite #7-319 West Bay Road Grand Cayman, KYI 1201 Cayman Islands, BWI_	42	President, CEO and Director
Andrew McCalpine __24 Magellan Quay Grand Cayman, Cayman Islands, BWI	47	Secretary, Treasurer and Director

The persons named above have held offices/positions since Inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Since our Inception on March 1, 2010, David McNay has been our President and Director, Andrew McAlpine has been our Secretary, Treasurer and Director.

David McNay is the Company’s President and Chief Executive Officer . As President, Mr. McNay  is responsible for the day to day management of the Company.  Mr. McNay is an experienced business manager in the Securities Industry and brings in excess of twenty years of senior management experience to Hecate. Because he has no direct mining experience, he intends to rely on outside consultants and contractors to complete the Company’s exploration and development programs.

From 2010 to present, he has been employed in Business  Development with Cedrus Investments Ltd. Of Cayman.

From 1996 to 2010, he was with the LOM Group, first in Bermuda and then in Cayman. He reached the position of Executive Vice President.

He will initially dedicate up to 10% of  his professional time to the business of the company.

The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. McNay should serve as a director for the Company were his years of senior management experience in the finance and public company industries.

Mr. Andrew McAlpine, is our Secretary and Treasurer. He has over twenty years experience in the Securities Industry. His experience as Senior Financial Advisor and Vice President has prepared him to serve as Hecate’s Secretary and Treasurer.

Specifically, since 2010, Mr. McAlpine has been Vice President of Institutional Sales for Legacy Global Markets S.A. (Cayman).

From 2007 to 2010, he was employed as Senior Financial Advisor with Grand Palm (Cayman) Ltd.

From 1995 to 2007, Mr. McAlpine worked as a Senior Financial Advisor for LOM Securities (Cayman) Ltd.

He will dedicate 10% or less of his professional time to the business of the company.

The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. McAlpine should serve as a director for the Company were his years of experience in the financial and securities industries.

During the past five years, Mr. McNay and Mr. McAlpine have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities; associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our Directors will serve until their successors are elected and qualified. Our officers are elected by the board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of Directors has no nominating, auditing or compensation committees.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the past fiscal year ending December 31, 2010 for each of our officers. This information Includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

SUMMARY COMPENSATION TABLE
	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
David McNay President, and a Director	2010	None	None	$5,000*	None	None	None	None	None
Andrew McAlpine Secretary, Treasurer and a Director	2010	None	None	$5,000*	None	None	None	None	None

*Mr. McNay and Mr. McAlpine were each awarded 5,000,000 shares of stock for services rendered to the Company.  The aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) of each award was $5,000.

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and Directors other than as described herein.

Compensation of Directors

The members of our board of Directors are not compensated for their services as a Director. The board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the board of Directors. We have no Director's service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term Incentive plans that provide compensation intended to serve as incentive for performance.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named Director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all Directors and executive officers of our Company as a group:

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
David McNay Suite #7-319 West Bay Road Grand Cayman, KWI 1201 Cayman Islands, BWI President and Director	Common	5,000,000 (direct)	26.3%
Andrew McAlpine 24 Magellan Quay Grand Cayman, Grand Cayman Islands BWI Secretary, Treasurer and Director	Common	5,000,000 (direct)	26.3%
All Officers and Directors as a group.	Common	10,000,000	52.6%

(1) The percentage of class is based on 19,000,000  shares of common stock outstanding as of  February 1, 2011.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On October 2010, the Company sold 10,000,000 shares of its $0.001 par value common stock to its founders at $0.001 per share. The gross proceeds from the sale were $10,000 of which $6,108 has been recorded to subscriptions receivable.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Directors and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

HECATE EXPLORATION

9,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until September 4, 2011, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: June 6, 2011

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$10.45
Transfer Agent Fee	$1,500
Listing & Filing Fees	$650
General and Administrative	$786.00
Accounting & Auditing fees	$12,129.00
Legal fees and expenses	7,500.00
Total	22,575.45

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, Including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers

Our Directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

On October 2010, the Company sold 10,000,000 shares of its $0.001 par value common stock to its founders at $0.001 per share. The gross proceeds from the sale were $10,000 of which $6,108 has been recorded to subscriptions receivable.

On October 2010, the Company sold 9,000,000 shares of its $0.001 par value common stock to various accredited investors in a private placement at $0.01 per share. The gross proceeds from the sale were $90,000.

Item 16. Exhibits and Financial Statement Schedules
EXHIBIT	DESCRIPTION
NUMBER
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Rosenfeld & Rinato, Attorneys
10.1	Copper Lake Property Mining Property Agreement
23.1	Consent of De Joya Griffith & Company, LLC -CPAs
23.2	Consent of Counsel, as in Exhibit 5.1

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: To Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and Included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Nevada, on June 6, 2011

HECATE EXPLORATION

By:	/s/ David McNay
Mr. David McNay
President, CEO and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David McNay as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

BY:	/s/ Andrew McAlpine	BY:	/s/ David McNay

	Andrew McAlpine		David McNay
	Secretary, Treasurer and		President, Chief Executive Officer, Chief Financial
	Director		Officer, Principal Accounting Officer and Director
	June 6, 2011		June 6, 2011